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                                                                   Exhibit 99.3

                               NETIQ CORPORATION

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned stockholder of NetIQ Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated April 10, 2000, and hereby appoints Ching-Fa Hwang and James A. Barth and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Special Meeting of Stockholders of NetIQ Corporation to be held on Thursday, May 11, 2000 at 10:00 a.m., local time, at 5410 Betsy Ross Drive, Santa Clara, California, and at adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

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 Vote by Telephone                Vote by Internet


 It's fast, convenient, and       It's fast, convenient, and your vote is
 immediate!                       immediately confirmed and posted!
 Call Toll-Free on a Touch-Tone
 Phone
 1-877-PRX-VOTE (1-877-779-8683)

 Follow these four easy steps:    Follow these four easy steps:

 1. Read the accompanying Proxy   1. Read the accompanying Proxy
    Statement/Prospectus and         Statement/Prospectus and Proxy Card.
    Proxy Card.

 2. Call the toll-free number     2. Go to the Website
    1-877-PRX-VOTE (1-877-779-       http://www.eproxyvote.com/ntiq
    8683). For shareholders
    residing outside the United
    States call collect on a
    touch-tone phone
    1-201-536-8073.

 3. Enter your 14-digit Voter     3. Enter your 14-digit Voter Control Number
    Control Number located on        located on your Proxy Card above your
    your Proxy Card above your       name.
    name.

 4. Follow the recorded           4. Follow the instructions provided.
    instructions.

 Your vote is important!          Your vote is important!
 Call 1-877-PRX-VOTE anytime!     Go to http://www.eproxyvote.com/ntiq
                                  anytime!
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Do not return your Proxy Card if you are voting by Telephone or Internet.

   [X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

   1. To approve the issuance of shares of NetIQ common stock in the merger of Planet Acquisition Corporation with and into Mission Critical Software, Inc., as contemplated in the pursuant to an Agreement and Plan of Reorganization, dated as of February 26, 2000.

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
        [_] FOR                     [_] AGAINST                                       [_] ABSTAIN
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   2. To approve the amendment of NetIQ's 1995 Stock Plan as more fully described in the proxy statement/prospectus.

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
        [_] FOR                     [_] AGAINST                                       [_] ABSTAIN
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   3. To approve the amendment of NetIQ's 1999 Employee Stock Purchase Plan as more fully described in the proxy statement/prospectus.

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
        [_] FOR                     [_] AGAINST                                       [_] ABSTAIN
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   In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting (including any motion to adjourn to a later date to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the proposal)
or any postponements or adjournments thereof.

This proxy will be voted as directed, or, if no direction is indicated will be voted for each of the proposals listed above, and as said proxies deem advisable on such other matters as may come before the meeting.

             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

   Please sign your name exactly as it appears on the proxy card. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

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Signature: _________________________________ Date: ______________________________________
Signature: _________________________________ Date: ______________________________________
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